EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS FIRST QUARTER RESULTS
Assets Under Management $6.3 Billion at Quarter End
Total Revenue Increased 270% in the First Quarter
Announced Definitive Agreement to Acquire Remington's Project Management Business
Completed Strategic Investment in RED Hospitality & Leisure
Entered into a New $35 Million Credit Facility

DALLAS, May 3, 2018 - Ashford Inc. (NYSE American: AINC) (the “Company”) today reported the following results and performance measures for the first quarter ended March 31, 2018. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2018, with the first quarter ended March 31, 2017 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
STRATEGIC OVERVIEW

•	High-growth, fee-based business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in three primary areas:

◦	Expanding the existing platforms accretively and accelerating performance to earn incentive fees

◦	Starting new platforms for additional base and incentive fees

◦
Investing in or incubating strategic businesses that can achieve accelerated growth through doing business with our existing platforms and by leveraging our deep knowledge and extensive relationships within the hospitality sector

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•
Net loss attributable to the Company for the quarter totaled $5.7 million, or $2.84 per diluted share, compared with a net loss of $2.4 million, or $1.34 per diluted share, in the prior year quarter. Adjusted net income for the quarter was $4.6 million, or $1.71 per diluted share, compared with $4.4 million, or $1.92 per diluted share, in the prior year quarter.

•	Total revenue for the quarter was $48.2 million, reflecting a growth rate of 270% over the prior year quarter

•	Debt placement fee revenue was $632,000 in the quarter

•	Adjusted EBITDA for the first quarter was $5.4 million, reflecting a growth rate of 6% over the

Ashford Reports First Quarter Results

May 3, 2018

prior year quarter

•	At the end of the first quarter, the Company had approximately $6.3 billion of assets under management

•	As of March 31, 2018, the Company had corporate cash of $30.8 million

ACQUISITION OF REMINGTON’S PROJECT MANAGEMENT BUSINESS
On April 9, 2018 the Company announced that it had signed a definitive agreement to acquire the Project Management business of privately-held Remington Holdings, L.P. ("Remington"). The transaction, which is expected to close during the third quarter of 2018, is subject to approval by the Company's stockholders and customary closing conditions.

Remington's Project Management business provides comprehensive and cost-effective design, development, and project management services for both Remington managed hotels as well as external partners. It provides project oversight, coordination, planning, and execution of renovation, capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or “Trust”) and Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar”). Additionally, it has extensive experience working with many of the major hotel brands in areas of renovating, converting, developing or repositioning hotels. In 2017, Remington Project Management had revenues of approximately $29.0 million and adjusted EBITDA of approximately $16.3 million.

Under the terms of the agreement, the Company will acquire Remington's Project Management business for a total transaction value of $203 million. The purchase price will be paid by issuing convertible preferred stock to the sellers. The newly created convertible preferred stock will have a conversion price of $140 per share (a 45% premium to the trading level at the time of the announcement) and, if converted immediately after the consummation of the transaction, would convert into 1,450,000 shares of common stock. Dividends on the convertible preferred stock are payable at an annual rate of 5.5% in the first year, 6.0% in the second year, and 6.5% in the third year and each year thereafter. Voting rights of the convertible preferred stock will be on an as-converted basis and the holders of the convertible preferred stock will have a voting limit of 25% of the Company's voting securities for five years. Upon closing of the transaction, the sellers will have the right to nominate two directors to the Company's Board of Directors. The transaction does not require a private letter ruling from the Internal Revenue Service.

INVESTMENT IN RED HOSPITALITY & LEISURE
During the quarter, the Company acquired an approximate 80% controlling interest in RED Hospitality & Leisure for approximately $1 million in cash. RED Hospitality & Leisure is a leading provider of watersports activities and other travel & transportation services in the U.S. Virgin Islands. RED Hospitality has already begun limited ferry operations between St. Thomas and St. John and expects to capitalize on new contracts and charter business as the Virgin Islands resorts begin to reopen in the second half of this year and into early 2019. RED Hospitality generated $256,000 of revenue and $86,000 of Adjusted EBITDA in the first quarter during the Company’s period of ownership.

J&S AUDIO VISUAL UPDATE
The Company currently owns an 85% controlling interest in a privately held company that conducts the business of J&S Audio Visual in the United States, Mexico, and the Dominican Republic (“J&S”). J&S provides an integrated suite of audio visual services, including show & event services, hospitality services, creative services, and design & integration, making J&S a leading single-source solution for their clients’

Ashford Reports First Quarter Results

May 3, 2018

meeting and event needs. In the first full quarter since the Company’s investment, revenue growth was 21% and Adjusted EBITDA growth was 29% as compared to the prior year period. First quarter growth was largely supported by third-party business which saw 17% growth in revenue highlighted by one of the best months in the company’s history. Since Ashford’s investment in November 2017 through the end of the first quarter, revenues increased $5.7 million, or 21%, and Adjusted EBITDA increased $1.6 million, or 60%, over the prior year period. Additionally, J&S executed three new hotel contracts during the first quarter. As of the end of the first quarter, J&S had multi-year contracts in place with 67 hotels and convention centers in addition to regular business representing over 2,500 annual events and productions, 500 venue locations, and 650 clients.

OPENKEY UPDATE
Ashford currently owns a 46% interest in OpenKey. OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. There have been several recent developments regarding OpenKey’s growth. The company continues to expand the platform with growth from OpenKey China as well as securing an additional asset level contract with yet another hotel brand, Yotel, increasing the company’s access to 15 hotel brands and portfolios. OpenKey remains the industry leader in interfaces with major lock manufacturers and has access to thousands of hotels worldwide through its exclusive deal offerings with Preferred Hotels, World Hotels and its integration with InnDependent Boutique Collection, a hotel technology platform used worldwide. The company also continues to be supported by its office in Guadalajara, Mexico which has been instrumental for growth in Mexico, Costa Rica, and Colombia as well as independent resellers currently working in 14 different countries. In the first quarter, revenue growth was 1,176% compared to the prior year period and 71% relative to the fourth quarter of 2017. The company has now achieved five consecutive quarters of revenue growth dating back to the first quarter of 2017 with the first quarter of 2018 at an all-time high of 1,176% growth over the prior year.
FINANCIAL RESULTS
Net loss attributable to the Company for the quarter totaled $5.7 million, or $2.84 per diluted share, compared with a net loss of $2.4 million, or $1.34 per diluted share, in the prior year quarter. Adjusted net income for the quarter was $4.6 million, or $1.71 per diluted share, compared with $4.4 million, or $1.92 per diluted share, in the prior year quarter.

For the quarter ended March 31, 2018, base advisory fee revenue was $10.7 million, including $8.6 million from Ashford Trust and $2.1 million from Braemar.

Adjusted EBITDA for the quarter was $5.4 million, compared with $5.1 million for prior year quarter, reflecting a growth rate of 6%.

CAPITAL STRUCTURE
At the end of the first quarter, the Company had approximately $6.3 billion of assets under management from its managed companies, corporate cash of $30.8 million, and 2.7 million fully diluted shares. The Company has a current fully diluted equity market capitalization of approximately $250 million.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•
Trust refinanced a mortgage loan on 8 hotels with an existing outstanding balance of $377 million. The new loan totals $395 million and is expected to result in annual interest savings of approximately $6.8 million compared to the previous loan terms.

Ashford Reports First Quarter Results

May 3, 2018

•	Trust sold the SpringHill Suites Glen Allen in Glen Allen, VA for $10.9 million.

•
Subsequent to quarter end, Trust refinanced a mortgage loan on 22 hotels with an existing outstanding balance totaling approximately $972 million. The new loan totals $985 million and is expected to result in annual interest savings of approximately $11 million compared to the previous loan terms.

Braemar Hotels & Resorts HIGHLIGHTS

•	Ashford Hospitality Prime rebranded to Braemar Hotels & Resorts on April 24, 2018, further enhancing their strategy to focus on the luxury segment.

•
Subsequent to quarter end, Braemar completed the acquisition of the 266-room Ritz-Carlton Sarasota in Sarasota, FL for $171 million. Concurrent with the completion of the acquisition, Braemar financed the hotel with a $100 million non-recourse loan.

“We are pleased with our operating results for the first quarter and the continued execution on our growth strategy,” commented Monty J. Bennett, Ashford's Chairman and Chief Executive Officer. “During the quarter, we were pleased to have entered in to an agreement to acquire the high-margin project management division of Remington. With deep industry experience and long-term contracts in place, we believe this transaction represents a compelling opportunity for Ashford to diversify its earnings stream and, moving forward, the potential to expand business to other third-party clients. Additionally, the RED Hospitality investment will give us a foothold in the watersports and travel & hospitality services sector that we believe has enormous potential. Looking ahead, we remain committed to maximizing value for our shareholders and are well positioned to opportunistically grow our business by accretively expanding our existing REIT platforms, adding additional investment platforms and investing in other hospitality-related businesses through which we can accelerate meaningful, profitable growth."

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, May 4, 2018, at 12:00 p.m. ET. The number for this interactive teleconference is (719) 325-4857.  A replay of the conference call will be available through Friday, May 11, 2018, by dialing (719) 457-0820 and entering the confirmation number 1067560.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2018 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, May 4, 2018, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income

Ashford Reports First Quarter Results

May 3, 2018

represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended.

* * * * *
Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," “can,” "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction to acquire the Project Management business of Remington; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals and stockholder approval; changes in the business or operating prospects of the Project Management business of Remington; adverse litigation or regulatory developments; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

In connection with the proposed transaction with Remington, Ashford will file with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A. Additionally, Ashford files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF ASHFORD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD AND THE TRANSACTION. The definitive proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at the Ashford’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.

Ashford and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ashford’s stockholders with respect to the transaction. Information about Ashford’s directors and executive officers and their ownership of

Ashford Reports First Quarter Results

May 3, 2018

its common stock is set forth in Amendment No. 1 to the Annual Report on Form 10-K/A, which was filed with the Securities and Exchange Commission on April 30, 2018. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials filed with Securities and Exchange Commission in connection with the transaction.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$34,910	$36,480
Restricted cash	15,045	9,076
Accounts receivable, net	7,141	5,127
Due from Ashford Trust OP	11,376	13,346
Due from Braemar OP	96	1,738
Inventories	1,137	1,066
Prepaid expenses and other	2,971	2,913
Total current assets	72,676	69,746
Investments in unconsolidated entities	500	500
Furniture, fixtures and equipment, net	23,259	21,154
Goodwill	13,103	12,947
Intangible assets, net	9,472	9,713
Other assets	587	750
Total assets	$119,597	$114,810
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$18,648	$20,451
Due to affiliates	3,999	4,272
Deferred income	342	459
Deferred compensation plan	320	311
Notes payable, net	1,736	1,751
Other liabilities	13,979	9,076
Total current liabilities	39,024	36,320
Accrued expenses	—	78
Deferred income	12,852	13,440
Deferred compensation plan	19,420	18,948
Notes payable, net	11,534	9,956
Total liabilities	82,830	78,742
MEZZANINE EQUITY
Redeemable noncontrolling interests	4,662	5,111
EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,103,353 and 2,093,556 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	21	21
Additional paid-in capital	255,037	249,695
Accumulated deficit	(224,281)	(219,396)
Accumulated other comprehensive income (loss)	(232)	(135)
Total stockholders’ equity of the Company	30,545	30,185
Noncontrolling interests in consolidated entities	1,560	772
Total equity	32,105	30,957
Total liabilities and equity	$119,597	$114,810

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
REVENUE
Advisory services:
Base advisory fee	$10,711	$10,827
Incentive advisory fee	452	771
Reimbursable expenses	1,949	2,116
Non-cash stock/unit-based compensation	9,292	(1,283)
Other advisory revenue	128	—
Audio visual	23,310	—
Other	2,326	582
Total revenue	48,168	13,013
EXPENSES
Salaries and benefits	13,468	10,043
Non-cash stock/unit-based compensation	13,089	989
Cost of audio visual revenues	16,587	—
Depreciation and amortization	1,040	468
General and administrative	6,255	3,649
Impairment	1,919	—
Other	846	—
Total operating expenses	53,204	15,149
OPERATING INCOME (LOSS)	(5,036)	(2,136)
Interest expense	(143)	—
Amortization of loan costs	(23)	—
Interest income	112	33
Dividend income	—	93
Unrealized gain (loss) on investments	—	125
Realized gain (loss) on investments	—	(200)
Other income (expense)	(39)	(8)
INCOME (LOSS) BEFORE INCOME TAXES	(5,129)	(2,093)
Income tax (expense) benefit	(706)	(630)
NET INCOME (LOSS)	(5,835)	(2,723)
(Income) loss from consolidated entities attributable to noncontrolling interests	173	(25)
Net (income) loss attributable to redeemable noncontrolling interests	(61)	363
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(5,723)	$(2,385)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(2.73)	$(1.18)
Weighted average common shares outstanding - basic	2,094	2,015
Diluted:
Net income (loss) attributable to common stockholders	$(2.84)	$(1.34)
Weighted average common shares outstanding - diluted	2,115	2,046

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2018	2017
Net income (loss)	$(5,835)	$(2,723)
(Income) loss from consolidated entities attributable to noncontrolling interests	173	(25)
Net (income) loss attributable to redeemable noncontrolling interests	(61)	363
Net income (loss) attributable to the company	(5,723)	(2,385)
Interest expense	121	—
Amortization of loan costs	16	—
Depreciation and amortization	1,503	465
Income tax expense (benefit)	632	630
Net income (loss) attributable to redeemable noncontrolling interests (1)	(12)	(4)
EBITDA	(3,463)	(1,294)
Equity-based compensation	3,793	2,268
Market change in deferred compensation plan	561	3,340
Change in contingent consideration fair value	213	—
Transaction costs	1,156	661
Software implementation costs	27	59
Reimbursed software costs	(237)	(55)
Impairment	1,919	—
Realized and unrealized (gain) loss on derivatives	—	25
Severance costs	1,301	49
Amortization of hotel signing fees and lock subsidies	139	—
Foreign currency transactions (gain) loss	(36)	—
Adjusted EBITDA	$5,373	$5,053
(1) Represents the 0.2% interest in Ashford Hospitality Advisors, LLC prior to our legal entity restructuring on April 6, 2017 and 0.2% interest in Ashford Hospitality Holdings, LLC thereafter.

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Net income (loss)	$(5,835)	$(2,723)
(Income) loss from consolidated entities attributable to noncontrolling interests	173	(25)
Net (income) loss attributable to redeemable noncontrolling interests	(61)	363
Net income (loss) attributable to the company	(5,723)	(2,385)
Depreciation and amortization	1,503	465
Net income (loss) attributable to redeemable noncontrolling interests (1)	(12)	(4)
Equity-based compensation	3,793	2,268
Market change in deferred compensation plan	561	3,340
Change in contingent consideration fair value	213	—
Transaction costs	1,156	661
Software implementation costs	27	59
Reimbursed software costs	(237)	(55)
Impairment	1,919	—
Realized and unrealized (gain) loss on derivatives	—	25
Severance costs	1,301	49
Amortization of hotel signing fees and lock subsidies	139	—
Foreign currency transactions (gain) loss	(36)	—
Adjusted net income	$4,604	$4,423
Adjusted net income per diluted share available to common stockholders	$1.71	$1.92
Weighted average diluted shares	2,688	2,309

Components of weighted average diluted shares
Common shares	2,097	2,019
Deferred compensation plan	207	210
Stock options	331	49
OpenKey put option	17	31
J&S put option	27	—
Restricted shares	9	—
Weighted average diluted shares	2,688	2,309
(1) Represents the 0.2% interest in Ashford Hospitality Advisors, LLC prior to the legal restructuring of our organizational structure on April 6, 2017 and 0.2% interest in Ashford Hospitality Holdings, LLC thereafter.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fee - Trust	$8,604	$—	$—	$8,604	$8,824	$—	$—	$8,824
Incentive advisory fee - Trust	452	—	—	452	452	—	—	452
Reimbursable expenses - Trust	1,529	—	—	1,529	1,567	—	—	1,567
Non-cash stock/unit-based compensation - Trust	6,745	—	—	6,745	402	—	—	402
Base advisory fee - Braemar	2,107	—	—	2,107	2,003	—	—	2,003
Incentive advisory fee - Braemar	—	—	—	—	319	—	—	319
Reimbursable expenses - Braemar	420	—	—	420	549	—	—	549
Non-cash stock/unit-based compensation - Braemar	2,547	—	—	2,547	(1,685)	—	—	(1,685)
Other advisory revenue - Braemar	128	—	—	128	—	—	—	—
Audio visual	—	23,310	—	23,310	—	—	—	—
Other	1,121	1,205	—	2,326	557	25	—	582
Total revenue	23,653	24,515	—	48,168	12,988	25	—	13,013
EXPENSES
Salaries and benefits	—	2,149	10,426	12,575	—	420	5,961	6,381
Market change in deferred compensation plan	—	—	561	561	—	—	3,340	3,340
REIT non-cash stock/unit-based compensation expense	9,292	—	—	9,292	(1,283)	—	—	(1,283)
AINC non-cash stock/unit-based compensation expense	—	8	3,789	3,797	—	4	2,268	2,272
Reimbursable expenses	1,949	—	—	1,949	2,116	—	—	2,116
Cost of audio visual revenues	—	16,587	—	16,587	—	—	—	—
General and administrative	—	2,494	2,144	4,638	—	401	1,454	1,855
Depreciation and amortization	390	492	158	1,040	259	5	204	468
Impairment	1,919	—	—	1,919	—	—	—	—
Other	—	634	212	846	—	—	—	—
Total operating expenses	13,550	22,364	17,290	53,204	1,092	830	13,227	15,149
OPERATING INCOME (LOSS)	10,103	2,151	(17,290)	(5,036)	11,896	(805)	(13,227)	(2,136)
Other	19	(224)	112	(93)	—	(8)	51	43
INCOME (LOSS) BEFORE INCOME TAXES	10,122	1,927	(17,178)	(5,129)	11,896	(813)	(13,176)	(2,093)
Income tax (expense) benefit	(2,263)	(734)	2,291	(706)	(4,298)	—	3,668	(630)
NET INCOME (LOSS)	7,859	1,193	(14,887)	(5,835)	7,598	(813)	(9,508)	(2,723)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	173	—	173	—	121	(146)	(25)
Net (income) loss attributable to redeemable noncontrolling interests	—	(73)	12	(61)	—	359	4	363
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$7,859	$1,293	$(14,875)	$(5,723)	$7,598	$(333)	$(9,650)	$(2,385)
Interest expense	—	121	—	121	—	—	—	—
Amortization of loan costs	—	16	—	16	—	—	—	—
Depreciation and amortization	390	955	158	1,503	259	2	204	465
Income tax expense (benefit)	2,263	660	(2,291)	632	4,298	—	(3,668)	630
Net income (loss) attributable to redeemable noncontrolling interests (1)	—	—	(12)	(12)	—	—	(4)	(4)
EBITDA	10,512	3,045	(17,020)	(3,463)	12,155	(331)	(13,118)	(1,294)
Equity-based compensation	—	4	3,789	3,793	—	—	2,268	2,268
Market change in deferred compensation plan	—	—	561	561	—	—	3,340	3,340
Change in contingent consideration fair value	—	—	213	213	—	—	—	—
Transaction costs	—	70	1,086	1,156	—	—	661	661
Software implementation costs	27	—	—	27	57	—	2	59
Reimbursed software costs, net	(237)	—	—	(237)	(55)	—	—	(55)
Impairment	1,863	—	56	1,919	—	—	—	—
Realized and unrealized (gain) loss on derivatives	—	—	—	—	—	—	25	25
Severance costs	—	—	1,301	1,301	—	—	49	49
Amortization of hotel signing fees and lock subsidies	—	139	—	139	—	—	—	—
Foreign currency transactions (gain) loss	—	(36)	—	(36)	—	—	—	—
Adjusted EBITDA	12,165	3,222	(10,014)	5,373	12,157	(331)	(6,773)	5,053
Interest expense	—	(121)	—	(121)	—	—	—	—
Amortization of loan costs	—	(16)	—	(16)	—	—	—	—
Income tax (expense) benefit	(2,263)	(660)	2,291	(632)	(4,298)	—	3,668	(630)
Adjusted net income (loss)	$9,902	$2,425	$(7,723)	$4,604	$7,859	$(331)	$(3,105)	$4,423
Adjusted net income (loss) per diluted share available to common stockholders (2)	$3.68	$0.90	$(2.87)	$1.71	$3.40	$(0.14)	$(1.34)	$1.92
Weighted average diluted shares	2,688	2,688	2,688	2,688	2,309	2,309	2,309	2,309
(1) Represents the 0.2% interest in Ashford Hospitality Advisors, LLC prior to our legal entity restructuring on April 6, 2017 and 0.2% interest in Ashford Hospitality Holdings, LLC thereafter.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders as calculated for the segments may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017
	J&S	OpenKey	Other (1)	Hospitality Products & Services	J&S	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Audio visual	$23,310	$—	$—	$23,310	$—	$—	$—	$—
Other	—	319	886	1,205	—	25	—	25
Total revenue	23,310	319	886	24,515	—	25	—	25
EXPENSES
Salaries and benefits	1,315	527	307	2,149	—	420	—	420
Equity based compensation	—	8	—	8	—	4	—	4
Cost of revenues for audio visual	16,587	—	—	16,587	—	—	—	—
General and administrative	1,901	341	252	2,494	—	401	—	401
Depreciation and amortization	454	6	32	492	—	5	—	5
Other	—	295	339	634	—	—	—	—
Total operating expenses	20,257	1,177	930	22,364	—	830	—	830
OPERATING INCOME (LOSS)	3,053	(858)	(44)	2,151	—	(805)	—	(805)
Other	(209)	(7)	(8)	(224)	—	(8)	—	(8)
INCOME (LOSS) BEFORE INCOME TAXES	2,844	(865)	(52)	1,927	—	(813)	—	(813)
Income tax (expense) benefit	(746)	—	12	(734)	—	—	—	—
NET INCOME (LOSS)	2,098	(865)	(40)	1,193	—	(813)	—	(813)
(Income) loss from consolidated entities attributable to noncontrolling interests	(11)	156	28	173	—	121	—	121
Net (income) loss attributable to redeemable noncontrolling interests	(355)	282	—	(73)	—	359	—	359
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	1,732	(427)	(12)	1,293	—	(333)	—	(333)
Interest expense	118	—	3	121	—	—	—	—
Amortization of loan costs	10	3	3	16	—	—	—	—
Depreciation and amortization	924	3	28	955	—	2	—	2
Income tax expense (benefit)	672	—	(12)	660	—	—	—	—
EBITDA	3,456	(421)	10	3,045	—	(331)	—	(331)
Equity-based compensation	—	4	—	4	—	—	—	—
Transaction costs	64	—	6	70	—	—	—	—
Amortization of hotel signing fees and lock subsidies	128	11	—	139	—	—	—	—
Foreign currency transactions (gain) loss	(36)	—	—	(36)	—	—	—	—
Adjusted EBITDA	3,612	(406)	16	3,222	—	(331)	—	(331)
Interest expense	(118)	—	(3)	(121)	—	—	—	—
Amortization of loan costs	(10)	(3)	(3)	(16)	—	—	—	—
Income tax (expense) benefit	(672)	—	12	(660)	—	—	—	—
Adjusted net income (loss)	$2,812	$(409)	$22	$2,425	$—	$(331)	$—	$(331)
Adjusted net income (loss) per diluted share available to common stockholders	$1.05	$(0.15)	$0.01	$0.90	$—	$(0.14)	$—	$(0.14)
Weighted average diluted shares	2,688	2,688	2,688	2,688	2,309	2,309	2,309	2,309
________
(1) Represents Pure Rooms and RED Hospitality & Leisure LLC.